UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2026

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ACCESS Newswire Inc.
(Exact name of registrant as specified in its charter)

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Delaware	1-10185	26-1331503
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Glenwood Drive, Suite 1001, Raleigh, NC 27603

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (888) 808-ACCS (2227)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	ACCS	NYSE American

Item 8.01.     Other Events.

On November 13, 2026, ACCESS Newswire Inc., a Delaware corporation (the “Company”), announced an additional share repurchase program under which the Company may repurchase up to $250,000 of its common stock (the “Repurchase Program”). A copy of the press release relating to the Repurchase Program is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Under the Repurchase Program, the Company may repurchase shares from time to time in open market transactions in accordance with all applicable securities laws and regulations, including Rule 10b-18 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and pursuant to a trading plan adopted in accordance with Rule 10b5-1 under the Exchange Act. The number of shares repurchased, if any, will depend on market conditions, the price of the Company’s common stock, trading volume and the parameters of the trading plan. The repurchase program may be extended, suspended, or discontinued at any time, subject to applicable laws and regulations. The Company had 3,769,479 shares of common stock outstanding as of November 12, 2026.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by the Company on November 13, 2026.
104	Cover page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ACCESS Newswire Inc.

Date: November 13, 2026	By:	/s/ Brian R. Balbirnie
Brian R. Balbirnie
Chief Executive Officer

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